Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Lime Energy Co.
Elk Grove Village, Illinois
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2007, relating to the consolidated financial statements and schedule of Lime Energy Co. which are contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Chicago, Illinois
September 13, 2007